CHICAGO(R)


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                  AMERICA'S FIRST CHOICE FOR FLATWORK FINISHERS


                                   DISTRIBUTOR

                                    AGREEMENT

                              CHICAGO DRYER COMPANY
                        AUTHORIZED DISTRIBUTOR AGREEMENT


This Agreement is made as of the 1st day of January, 1994 by and between Chicago Dryer Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter called "CDC"), having its principal place of business at 2200 North Pulaski Road, Chicago, Illinois 60639, U.S.A. and

                         Wink Davis Wquipment Co., Inc., a
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      Distributor's Full Legal Name and D/B/A If Different from Legal Name

__________________________________________________________________ of the State
corporation, partnership or sole proprietorship

of GA (hereinafter called "Distributor"), having its principal place of business at

800 Miami Circle NE - Suite 220     Atlanta        GA          30324
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Street Address                     City/Town      State         Zip


                                   BACKGROUND

     A. Chicago(R) is a registered trademark pertaining to commercial laundry equipment offered by CDC. The Chicago name has a worldwide reputation for high quality products, corporate integrity and customer service. CDC desires to protect and build upon the Chicago name by appointing a network of authorized distributors meeting CDC's high standards.

     B. Distributor desires to be appointed by CDC as an authorized CDC distributor for certain items of CDC's commercial laundry equipment, and CDC is willing to so appoint Distributor, upon the terms and conditions hereinafter set forth. Accordingly, in consideration of the foregoing and the mutual covenants and undertakings hereinafter set forth, the parties hereby agree as follows:

                                   AGREEMENTS

1.   APPOINTMENT, PRODUCTS AND TERRITORY.

     A. CDC hereby appoints Distributor as an authorized CDC distributor for those CDC products designated on Exhibit "A" attached hereto and made a part hereof (hereinafter called "the Products"). Distributor's appointment shall not be applicable to any other products marketed by CDC, unless otherwise agreed by CDC hereafter, in writing.

     B. Distributor's appointment hereunder is applicable in the geographic territory designated on Exhibit "A" (hereinafter called the "Territory"). As used herein, the term "outside sale" shall denote any sale of the Products by an authorized CDC distributor for installation outside of it appointed territory, and the term "approved outside sale" shall denote any such sale which has been approved in advance by CDC. Distributor shall refrain from making or offering to make any outside sales, other than approved outside sales. CDC's approval in any particular instance shall not be binding upon it in subsequent instances.

     C. Distributor's appointment hereunder is non-exclusive. Nothing contained herein shall preclude CDC from appointing other distributors, either within or outside the Territory, from selling the Products directly to end users within or outside the Territory, or otherwise marketing the Products as it sees fit.

     D. Distributor understands and acknowledges that it is CDC's objective to appoint only those distributors deemed by CDC to meet its qualification, and that the total number of distributors so appointed by CDC be no greater than that deemed by CDC to be sufficient to serve the market for the Products. In order to ensure CDC's ability to accomplish such objective, Distributor shall refrain from selling the Products to any subdistributors and shall sell the Products only to end users, unless otherwise agreed by CDC in writing.

2.   NOTIFICATION REQUIREMENTS.

     Within ten (10) business days of any sale of the Products by Distributor, Distributor shall notify CDC in writing as to (i) the name and address of the purchaser, (ii) the address of the installation site, and (iii) the purpose and type of work for which the Products will be used by the purchaser. Distributor understands and acknowledges that such information shall enable CDC to: (i) communicate promptly with end users of the Products from time to time with respect to product safety information (including any product recalls) and any other information with respect to the Products as CDC may deem necessary or desirable; and (ii) make a meaningful assessment as to the impact of its promotional efforts in various geographic and customer markets.

3.   OPERATING RESPONSIBILITIES.

     Distributor, at all times, during the term of this Agreement, shall satisfy each of the following responsibilities:

     A. Distributor shall use its best efforts to stimulate and increase interest in the Products and consistently shall promote the sale of the Products to its customers within the Territory.


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     B. Distributor shall maintain an office and warehouse in the Territory which shall be open and staffed adequately during normal business hours.

     C. Distributor shall maintain sales and service forces sufficient to cover the needs of the entire Territory and to promote the sale and support of the Products in a vigorous and successful manner. All of Distributor's sales personnel shall be thoroughly knowleageable concerning the Products and their specifications, features and benefits. Distributor shall conduct any training of its personnel necessary to impart such knowledge, shall satisfy the requirements of section 3D hereof and otherwise shall cooperate fully with CDC in any Product education programs which CDC may establish.

     D. Distributor shall perform timely and accurate presale engineering analyses to assist its customers in selecting the proper CDC Products (as well as ancillary equipment) with regard to size, type and utility usage. Distributor additionally shall determine any special requirements necessary to ensure that the items purchased will perform their intended functions in a satisfactory manner. Distributor shall determine local code requirements and ensure that the Products meet such requirements before sale and installation.

     E. Distributor shall make reliable recommendations for proper site requirements, including but not limited to, recommendations as to Product size and capacity, electrical service, steam supply, gas supply, air supply, drainage, ventilation, make up air, exhaust systems, adequate floor support, noise containment, and adequate working and service space. Distributor shall inspect the recommended site on one or more occasions (as necessary) prior to installation of the Products to ensure that such recommendations are proper.

     F. Subsequent to installation of the Products at the subject site, Distributor shall make any adjustments and/or corrections necessary for proper operation, and shall verify that all Products are installed and functioning as designed and intended by CDC, in a safe and efficient manner and to the satisfaction of the end user.

     G. Distributor shall deliver the product instruction and parts manual to the end user. Distributor shall stress to the end user the importance of following safe operation and service procedures and the neciessity of providing proper training and supervision of all end user personnel who may work with the Products. Distributor shall complete and transmit promptly to CDC, any "check-off" forms or other documents as CDC may provide relating to the performance by Distributor of its obligation hereunder.


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     H. Distributor shall refrain from making any false, misleading or disparaging representations concerning CDC or the Products, shall make no representations regarding the specifications, features or benefits of the Products, other than those approved in writing or published by CDC, and shall refrain from any other trade practices which may have a negative impact upon the reputation of CDC or the Products.

     I. In addition to any other notification requirements hereunder, Distributor shall notify CDC promptly if it becomes aware of any charges, complaints or claims by third parties concerning CDC or the Products, so as to enable CDC to address such matters in a timely fashion.

     J. Distributor shall take prompt follow-up action with respect to any sales leads as it may obtain from CDC, and advise CDC on a regular basis as to the status of such leads as well as the general acceptance of the Products within the Territory.

     K. Distributor shall keep CDC informed of local market trends, including such information regarding marketing efforts, sales and pricing of competitors as it lawfully may obtain from independent sources other than such competitors.

     L. To the extent not otherwise required herein, Distributor shall comply with all applicable Federal, State and local laws and regulations in performing its responsibilities hereunder and in any of its dealing with the Product.


4.   PURCHASE FORECASTS AND GOALS.

     A. Distributor shall provide CDC, no later than November 15th during each year in which this Agreement is in force, with a good faith forecast of its anticipated purchases of the Products, by model, within the Territory, for the twelve month period beginning the immediately following January 1st.

     B. CDC shall establish annual goals for Distributor's purchases of the Products, (the "Annual Goals") considering such factors as Distributor's forecasts (which shall not be binding on CDC), the past sales history of the Products within the Territory, CDC's perception of the sales potential within such Territory, and any other factors which it deems relevant to such determination. The Annual Goals applicable to the Calendar year (or remaining portion thereof) during which this Agreement is executed by the parties shall be provided by CDC to Distributor prior to or at the time of such execution. Annual Goals for subsequent calendar years shall be communicated by CDC to Distributor in writing no later than December 15th during each year in which this Agreement is in force, covering the twelve (12) month period beginning the immediately following January 1st.


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

5.   PRICES AND OTHER TERMS AND CONDITIONS OF SALE.

     A. The prices charged by CDC to Distributor for purchases hereunder shall be those set forth in CDC's published Price List (hereinafter called "The Price List"), in effect upon the date of CDC's written acceptance of Distributor's order, less a distributor discount (the "Distributor Discount"). The Distributor Discount is specified on Exhibit "A" hereto. CDC shall have the right to change any or all of the prices in the Price List and/or to change the Distributor Discount at any time, upon written notice to Distributor. Any new Price List issued to Distributor by CDC shall be operative automatically as of the effective date stated thereon, and shall supersede all prior Price Lists.

     B. The prices set forth in the Price List do not include taxes of any nature. Distributor shall be responsible for the payment of all applicable sales, use, excise or other taxes, unless Distributor provides CDC with tax exemption certificates satisfactory to CDC and the appropriate taxing authorities.

     C. Each of CDC's standard "Conditions of Sale" as set forth in the Price List in effect from time to time (the "Additional Terms") shall be deemed a part of this Agreement. Unless otherwise specifically agreed by CDC in writing, all transactions between CDC and Distributor relating in any manner to this Agreement or the Products shall be governed entirely by the terms and conditions set forth in this Agreement (including the Additional Terms in effect from time to time), in CDC invoices, credit applications, executed security agreements and other documents generated by CDC's credit department. Any additional or different terms or conditions contained in Distributor's purchase orders or other business forms shall be deemed objected to by CDC on a continuous basis and shall be of no force or effect whatsoever, notwithstanding any failure by CDC to communicate further objections thereto. In the event of any conflict between the terms and conditions of this Agreement and the other CDC documents identified above, the terms of this Agreement shall control.

     D. Distributor shall be free to resell the Products at prices which it determines at its sole discretion.

6.   FINANCIAL AND PAYMENT REQUIREMENTS.

     A. Distributor represents and warrants to CDC that Distributor is in a good and substantial financial condition and is able to pay all invoices when due. Distributor shall, from time to time, furnish any financial statements or additional information as may be requested by CDC for the purpose of determining Distributor's current financial condition.

     B. CDC shall determine, at its sole discretion, whether to extend credit to Distributor and the limits on any credit so


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


extended. If in CDC's judgment, Distributor does not qualify for initial or continuing credit, CDC may, at its sole discretion, refuse to make further sales to Distributor or may elect to condition further sales upon payment by certified or cashier's check, confirmation of check clearance prior to shipment, wire transfer, letter of credit (in form acceptable to CDC), or any other payment method prescribed by CDC. CDC shall be entitled to change credit limits, required payment methods or other financial requirements at any time.

     C. Distributor shall pay all CDC invoices when due and shall make no deductions from such payments unless previously authorized by a CDC credit memorandum. CDC may accept any partial payment without prejudice to its right to recover any remaining balance, notwithstanding any endorsement or statement on any check or other writing accompanying any payment characterizing such payment as an accord and satisfaction, payment in full or the like.

     D. Unless otherwise expressly agreed by CDC in writing, Distributor shall refrain from granting any security interest with respect to the Products to any third party or permitting any third party lien to attach to any of the Products purchased from CDC, until Distributor has paid CDC in full for same. To secure any indebtedness of Distributor to CDC arising hereunder, Distributor hereby grants to CDC a security interest in all of the Products purchased by distributor and all proceeds (including insurance proceeds) thereof. At CDC's request, Distributor shall execute any Uniform Commercial Code financing statements and any other documents, in form satisfactory to CDC, deemed necessary or desirable by CDC in order to evidence and/or perfect such security interest. CDC, at its option, shall be entitled to file a photographic or other reproduction of this Agreement in lieu of a financing statement. In addition to all of CDC's other rights and remedies under this Agreement, CDC shall have any greater or additional rights and remedies of a secured party under the Uniform Commercial Code.

7.   ORDERS AND SHIPMENTS.

     A. Each of Distributor's orders is subject to CDC's acceptance. No purchase order of Distributor shall be deemed accepted by CDC unless and until CDC acknowledges such purchase order in writing or ships Products against same.

     B. CDC shall endeavor to ship accepted orders within a reasonable time. However, shipping or delivery dates set forth in any CDC order acknowledgment or other document shall be deemed to be estimates only. CDC, IN NO EVENT, SHALL BE LIABLE TO DISTRIBUTOR FOR DAMAGES, REIMBURSEMENT OR OTHER PAYMENTS OF ANY KIND BECAUSE OF ANY FAILURE TO FILL ORDERS, DELAYS IN SHIPMENT OR DELIVERY, OR ANY ERROR IN THE FILLING OF ORDERS, REGARDLESS OF THE CAUSE THEREFOR.


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     C. If any of the Products are in short supply or if CDC elects, at its sole discretion, to discontinue marketing any of the Products, it may allocate the available supply among its customers on a case-by-case basis, in a manner which it deems equitable under the particular circumstances.

8.   WARRANTY AND SERVICE MATTERS.

     A. CDC affords a one-year parts warranty to end users of the Products, but affords no warranty with respect to labor. To the extent requested by CDC, Distributor shall perform labor required for the servicing of the Products installed within the Territory, regardless of whether the sale has been made by Distributor, by another authorized CDC distributor as an approved outside sale, or by CDC directly. Such labor either shall be performed without charge, pursuant to such labor warranty(ies) as Distributor may afford to its customers, or at reasonable and competitive charges for any labor not performed under warranty. All such charges shall be negotiated directly between Distributor and end users. CDC in no event shall be liable to Distributor for any such labor charges, and shall have no liability or responsibility under any such Distributor warranties.

     B. Notwithstanding the provisions of subsection A hereof, Distributor shall notify CDC before making major product repairs or undertaking repetitive service calls. In any such instance, the parties mutually shall agree upon the course of action to be taken.

     C. Subject to the requirements of subsection D hereof, in any instance in which Distributor, at CDC's request, services a Product installed within the Territory which has been sold (i) by CDC directly to an end user or (ii) by another authorized CDC distributor as an approved outside sale, Distributor's account with CDC shall be credited in an amount equal to five (5%) percent of CDC's list price for the Product in question (the "Service Fee"), and the account of the selling distributor shall be debited in the amount of the Service Fee. Distributor's account shall be debited in like manner for the Service Fee in any instance in which another authorized CDC distributor services Products sold by Distributor for installation outside the Territory.

     D. Notwithstanding any other provision of this Agreement, Distributor's entitlement to the Service Fee with respect to Products which have been sold within the Territory by other authorized CDC distributors as approved outside sales, shall be conditioned upon CDC having knowledge of the location and serial numbers of the subject Products no later than one (1) year from the date of factory shipment.

     E. Distributor shall provide competent, prompt and courteous servicing to end users within the Territory, shall maintain adequate supplies of authentic CDC spare parts (or parts precisely


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


equivalent in specifications and quality), and shall make available skilled maintenance mechanics who shall promptly respond to service call requests. Distributor shall cause its service personnel to participate in CDC sponsored training schools at the CDC factory or Distributor's place of business to ensure that such service personnel are properly trained to service the Products in the most efficient way possible to minimize cost and down time to the end user.

     F. CDC affords no express warranties with respect to the Products other than the aforesaid end user parts warranty, and all implied warranties, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, hereby are excluded.

9.   PRODUCT RETURNS.

     Distributor shall refrain from returning any CDC Products or parts to CDC without CDC's prior written authorization. If such authorization is granted, Distributor shall comply with all return procedures prescribed by CDC.

10.  TRADEMARK MATTERS.

     A. Nothing contained herein shall constitute a grant to Distributor of any assignment, license or right to use any of CDC's trademarks or tradenames, except to advise customers and potential customers that it is authorized to sell the Products.

     B. Distributor shall refrain from using any CDC trademarks, tradenames or any variation thereof in Distributor's corporate or tradename or otherwise engage in any activities which may impair CDC's rights in such trademarks or tradenames.

11.  DURATION OF AGREEMENT/TERMINATION.

     A. This Agreement shall be in effect for a period of one year from the date hereof unless terminated sooner in accordance with section 11B hereof or unless extended for an additional period by a written instrument executed by both parties. NEITHER PARTY SHALL BE OBLIGATED TO EXTEND THE DURATION OF THIS AGREEMENT UPON THE EXPIRATION OF THE INITIAL TERM OR ANY EXTENSION TERM.

     B. Either party may terminate this Agreement during the initial term or any extension term at will, with or without cause, upon thirty (30) days prior written notice to the other party, except that CDC may elect, at its option, to terminate this Agreement immediately upon written notice to Distributor under any of the following circumstances:

          (i) Any change in Distributor's ownership or a material change in management of Distributor.


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          (ii) The insolvency of, or the institution of bankruptcy,
     reorganization or similar proceedings by or against Distributor or any of its principal owners; or

          (iii) The conviction of Distributor or any of its principal owners of any felony; or

          (iv) Distributor's submission to CDC of any false or fraudulent document, statement or information; or

          (v) Any failure of Distributor to cooperate with CDC in connection with any product safety matters; or

          (vi) Any delinquency by Distributor of more than thirty (30) days in the payment of any CDC invoice.

     C. If this Agreement is terminated with advance notice, any orders for the Products submitted by Distributor during such notice period which are accepted by CDC shall be paid for by Distributor by certified or cashier's check in advance of shipment notwithstanding any credit terms previously made available by CDC.

     D. CDC will fill orders for replacement parts as may be placed by Distributor for a period of twelve months from the effective date of termination. Any parts shipments during such period shall be subject to the same advance payment requirements as are set forth in subsection C hereof.

     E. Notwithstanding the foregoing, if CDC elects to terminate this Agreement without advance notice in accordance with any of the grounds set forth in subsections B(i) through (vi) hereof, CDC shall be entitled to cancel all or any portion of any then pending Product orders of Distributor.

     F. Within ten (10) days after the effective date of any termination hereof, Distributor shall return to CDC all catalogs, price lists, technical and service manuals, advertising materials and any other printed materials relating to the Products theretofore provided to Distributor by CDC without charge. Subsequent to such effective termination date, Distributor shall not hold itself out in any manner (whether by sign, display, advertising or otherwise) as an authorized CDC distributor. Except as otherwise provided herein, no termination of this Agreement shall affect any rights or obligations of either party hereunder accruing prior to the effective date of termination.

12.  CONFIDENTIALITY

     Any and all information obtained by Distributor during the term of this Agreement relating in any manner to the Products or any other matters regarding the business of CDC (collectively the "Information") shall be maintained by Distributor in confidence and


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shall not be disclosed to any other person or entity with the exception of:

     A. Disclosures to any of Distributor's employees having a need to know the same in order to enable Distributor to perform its obligations hereunder, and who are advised by Distributor of the confidential nature of the Information; or

     B. Information which is in the public domain at the time of disclosure to Distributor or thereafter becomes a part of the public domain through no fault of Distributor.

13. INDEMNITY

     Distributor hereby agrees to indemnify, defend and hold harmless CDC, any and all of its parent, subsidiary, affiliated and predecessor companies, and the shareholders, officers, directors, employees, agents, successors and assigns of all such entities, of and from any and all claims, causes of action, liabilities, losses, damages, attorneys' fees and other expenses whatsoever, resulting directly or indirectly from any acts or omissions of Distributor, its employees or agents, or sub-contractors.

14. INSURANCE

     Distributor shall maintain, at its expense, comprehensive general liability insurance (and any additional insurance reasonably requested by CDC) from carriers and in amounts acceptable to CDC. Distributor shall provide written verification of such coverage if requested by CDC.

15. EXCUSED NON-PERFORMANCE

     Each party shall be excused from any failure or delay in performance (other than a failure to make any payment required hereunder) resulting from circumstances beyond its reasonable control, including but not limited to, accident, acts of nature, inability to obtain Products or raw materials from usual sources of supply, transit failure or delay, labor disputes, governmental laws, regulations or other restrictions, war or civil disturbance. Any party so excused shall resume performance promptly upon cessation of the circumstances resulting in the failure or the delay.

16. DAMAGE EXCLUSIONS

     APART FROM ANY OTHER PROVISION IN THIS AGREEMENT EXCLUDING OR LIMITING THE LIABILITY OF EITHER PARTY, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 13 HEREOF, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, BY REASON OF ANY MATTERS RELATING DIRECTLY OR


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INDIRECTLY TO THIS AGREEMENT OR ANY OTHER ASPECT OF THE PARTIES' BUSINESS
RELATIONSHIP.

17. RELATIONSHIP OF THE PARTIES.

     The relationship between CDC and Distributor is that of buyer and seller only. Distributor under no circumstances shall be considered an employee, agent, franchisee, partner or joint venturer of or with CDC. Distributor shall be deemed an independent contractor at all times, and shall have no express or implied right or authority to assume or create any obligation on behalf of CDC.

18. MUTUAL RELEASE

     In consideration of their mutual execution of this Agreement, CDC and Distributor agree to and do hereby release each other of and from all claims, causes of action, obligations and liabilities whatsoever, arising by reason of any matter, cause or thing prior to the date of this Agreement, with the sole exception of CDC's right to be paid by Distributor for any outstanding balance relating to purchases made prior to the date of this Agreement. This mutual release does not apply to any product warranties or manufacturer product liability.
                                                             [ILLEGIBLE] INITIAL
                                                             [ILLEGIBLE] INITIAL

19. ASSIGNMENT

     Distributor may not assign any rights or delegate any obligations under this Agreement without CDC's prior written consent. Subject to these restrictions, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

20. SEVERABILITY

     Any judicial determination that a portion of this Agreement is unlawful or unenforceable shall not affect the validity or enforceability of the remaining provisions.

21. ENTIRE AGREEMENT

     This Agreement constitutes the final and entire Agreement between the parties pertaining in any manner to its subject matter, supersedes all prior oral or written agreements between them concerning same, and may not be amended, supplemented or otherwise changed in any manner, except by an instrument signed by both parties. Notwithstanding the foregoing, this Agreement shall not supersede or otherwise impair any security agreements or other documents as may have been executed previously by the parties relating to Distributor's financial obligations to CDC. IT IS THE DESIRE AND INTENTION OF THE PARTIES THAT THE EXPRESS PROVISIONS OF THIS AGREEMENT NOT BE SUBJECT TO VARIATION BY IMPLIED COVENANTS OF ANY KIND.


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22. EXECUTION AND APPLICABLE LAW

     This Agreement shall become effective only upon its execution by Distributor in the State of Illinois or elsewhere, and its subsequent execution by CDC in the State of Illinois, and shall be governed and construed in all respects in accordance with the internal laws of the State of Illinois, excluding Illinois' conflicts of law principles.

23. FORUM FOR DISPUTES AND CONSENT TO JURISDICTION

     Any litigation which Distributor may desire to institute against CDC pertaining in any manner to any breach or termination of this Agreement or any other aspect of the parties' business relationship must be filed by Distributor before a state or federal court of competent jurisdiction in Illinois. Distributor hereby consents irrevocably to the jurisdiction of the state or federal courts in Illinois over its person in the event that CDC elects to institute litigation against Distributor in Illinois relating to any such matters. In such event, service of process may be made upon Distributor as provided by Illinois law, or shall be considered effective if sent by certified or registered mail, return receipt requested, postage prepaid.

     IN WITNESS WHEREOF, the parties have executed this Agreement in counterparts as of the date and year stated above, each of which shall be deemed enforceable without production of the others.


DISTRIBUTOR

Wink Davis Equipment Co., Inc.
---------------------------------------------------------
Distributor's Full Legal Name and D/B/A If Different from
Legal Name


A Corp                                  of the State of: GA
  ---------------------------                            -----------------------
  Corporation, Partnership
  or Sole Proprietorship


By: /s/ Wink Davis, Jr.                 Wink Davis, Jr
    -------------------------           --------------------------------
    Signature                           Printed or Typed Name


Title:-----------------------
  Corporate Officer (indicate
  office), Paqrtner, Proprietor


CHICAGO DRYER COMPANY



By: /s/ Thomas M. Egelrecht
   --------------------------

Title:  Sales Director
      -----------------------


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

                 EXHIBIT "A" TO AUTHORIZED DISTRIBUTOR AGREEMENT
                        BETWEEN CHICAGO DRYER COMPANY AND
                         Wink Davis Equipment Co., Inc.
                         ------------------------------
                     Distributor's Full Legal Name and D/B/A
                          If different from Legal Name


APPLICABLE PRODUCTS

All Products


DISTRIBUTOR'S APPOINTED TERRITORY

Georgia, Virginia, North Carolina, South Carolina, Tennessee (east of and including Lincoln, Marshall, Rutherford, Davidson, Robertson, and Montgomery counties), Florida ( west of and including Gadsen and Wakulla Counties; north of and including Sarasota, De Soto, Highlands, Okeechobee, and St. Lucie Counties), Illinois ( north of and including Kankakee, Grundy, La Salle, Marshall, Stark, Henry, and Mercer Counties), Indiana ( Lake County).

DISTRIBUTOR DISCOUNT


     Distributor shall be entitled to a discount of 35% from the prices set forth from time to time in CDC's published Price List, subject to the modification provisions of section 6A hereof.

     This Exhibit is effective as of January 1, 1994 and supersedes any prior Exhibits concerning the subject matter hereof.

CHICAGO DRYER COMPANY

By:  /s/Thomas M. [ILLEGIBLE]                   Wink Davis Equipment Co., Inc
   --------------------------                   ------------------------------
                                                Distributor's Full Legal Name
                                                And D/B/A If Different from
                                                Legal Name

Title: Sales Director                           By: /s/ ILLEGIBLE
                                                   ------------------------
                                                Title: Pres.